April 13, 2004


Terex Corporation
500 Post Road East
Westport, Connecticut 06880

Re: Terex Corporation Registration Statement on Form S-4 (Registration No. 333-112097) (the "Registration Statement")

Ladies and Gentlemen:

We have acted as counsel to Terex Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of $300,000,000 aggregate principal amount of the Company's 7-3/8% Senior Subordinated Notes due 2014 (the "Exchange Notes"). The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") by the Company of the Exchange Notes for a like principal amount of the Company's issued and outstanding 7-3/8% Senior Subordinated Notes due 2014 (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of November 25, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors (as defined below), Credit Suisse First Boston LLC, Citigroup Global Markets Inc., ABN AMRO Incorporated, Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc. and Dresdner Kleinwort Wasserstein Securities. The Original Notes were, and the Exchange Notes will be, issued under the Indenture, dated as of November 25, 2003 (the "Indenture"), among the Company, the Guarantors and HSBC Bank USA, as Trustee (the "Trustee"). The Exchange Notes are to be guaranteed pursuant to the Indenture by the unconditional guarantees of the Company's subsidiaries which are parties to the Indenture (the "Guarantors").

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.


In connection herewith, we have examined the Registration Statement, the Registration Rights Agreement, the Indenture and a form of the Exchange Notes. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements and instruments of the Company, certificates of public officials and officers of the Company, and such other documents, records and instruments, and we have made such legal and factual

Terex Corporation
April 13, 2004
Page 2

inquiries as we have deemed necessary or appropriate as a basis for us to render the opinion hereinafter expressed. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations and certificates and statements of appropriate representatives of the Company. In connection herewith, we have also assumed that the Indenture has been duly authorized by, has been duly executed and delivered by, and constitutes the valid, binding and enforceable obligation of the Trustee, the signatory to the Indenture signing on behalf of the Trustee has been duly authorized and the Trustee is duly organized and validly existing and has the power and authority (corporate or other) to execute, deliver and perform the Indenture.



Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that when the Registration Statement becomes effective and the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the Exchange Notes will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture.

Our opinions herein reflect only the application of applicable New York law, the Federal laws of the United States and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware. The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to review or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

Terex Corporation
April 13, 2004
Page 3

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.


Very truly yours,

/s/ Bryan Cave LLP
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